UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2009

Fresca Worldwide Trading Corporation

 (Exact name of registrant as specified in its charter)

Nevada	333-145882	42-1689315
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street P.O. Box 518 Washington, VA 22747

 (Address of Principal Executive Office) (Zip Code)

540-675-3149

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

 This Current Report on Form 8-K/A is being filed by Fresca Worldwide Trading Corporation to amend the Company’s Current Report filed on September 29, 2008 to include the following statement:

“The Parties amended their previous agreement due to adverse market conditions in order to ensure transaction completion.”

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On January 10, 2009, Fresca Worldwide Trading Corporation (the “Company”) amended the material definitive agreement previously entered into with Belmont Partners, LLC on September 26, 2008 through which Belmont acquired one million nine hundred seventy five thousand (1,975,000) shares of common shares of the Company (the “Shares”).  The previous agreement has been amended to reflect a new purchase price for the Shares of one hundred ninety five thousand U.S. dollars ($195,000.00).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresca Worldwide Trading Corporation

Date: January 28, 2009	By:	/s/Joseph Meuse
President and Secretary